Exhibit 32.2

CERTIFICATION
Pursuant to Section 906 of th Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Lorraine L. Ritter, Chief Financial Officer & Chief Accounting Officer (principal financial officer and principal accounting officer) of CNX Coal Resources LP (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2015, of the Registrant (the “Report”):

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 31, 2015

/s/ Lorraine L. Ritter
Lorraine L. Ritter

Chief Financial Officer & Chief Accounting Officer
(Duly Authorized Officer and Principal Financial Officer and Principal Accounting Officer)